UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 15, 2021

Via Renewables, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36559	46-5453215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

    12140 Wickchester Ln, Suite 100
Houston, Texas 77079
(Address of principal executive offices)

(713) 600-2600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of exchange on which registered
Class A common stock, par value $0.01 per share	SPKE	The NASDAQ Global Select Market
8.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share	SPKEP	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

Fifth Amendment to Credit Agreement

On October 15, 2021, Via Renewables, Inc., a Delaware corporation (the “Company”), entered into Amendment No. 5 (the “Fifth Amendment”) to its Credit Agreement, dated May 19, 2017, as amended (the “Credit Agreement”), by and among the Company, the Co-Borrowers (as defined in the Fifth Amendment), the Issuing Banks party thereto (as defined in the Fifth Amendment), Coӧperatieve Rabobank U.A., New York Branch, as agent, and the Banks party thereto (as defined in the Fifth Amendment).

The Fifth Amendment extended the maturity date of the Credit Agreement from July 31, 2022 to October 15, 2023. The Fifth Amendment also terminated the provision allowing for share buyback loans and added a provision for up to $50.0 million of borrowings to fund acquisitions (“Acquisition Loans”) (subject to limits as defined in the Fifth Amendment). Under the Fifth Amendment, Acquisition Loans may not exceed 75% of the adjusted purchase price of the acquisition, as defined in the Fifth Amendment. The interest rate for Acquisition Loans is generally determined by reference to the Eurodollar rate plus an applicable margin of 4.00% per annum or the alternate base rate plus an applicable margin of 3.00% per annum. The Fifth Amendment makes additional changes to defined terms and calculations, and also contains customary representations, warranties and agreements of the Company and Co-Borrowers.

A copy of the Fifth Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01. The description above is a summary of the Fifth Amendment and is qualified in its entirety by the complete text of the Fifth Amendment.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Fifth Amendment set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On October 20, 2021, the Company issued a press release announcing the payment of dividends and certain of the events described in this Current Report on Form 8-K. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01. The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the

Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act.

Item 8.01 Other Events.

Amended and Restated Subordinated Facility

On October 13, 2021, the Company entered into an Amended and Restated Subordinated Promissory Note (Note No. 6) (the “A&R Subordinated Facility”), by and among the Company, Spark HoldCo, LLC, a Delaware limited liability company and subsidiary of the Company (“Spark HoldCo”), and Retailco, LLC (“Retailco”). The A&R Subordinated Facility amends and restates that certain Amended and Resated Subordinated Promissory Note (Note No. 5), dated as of July 31, 2020, by and among the Company, Spark HoldCo and Retailco, solely to extend the expiration date from January 31, 2023 to January 31, 2025. The original terms and conditions of the Subordinated Promissory Note were reviewed and approved by a special committee of the Board consisting solely of the Company’s independent directors.

The A&R Subordinated Facility allows the Company to borrow up to $25.0 million through one or more advances in increments of no less than $1.0 million. Borrowings under the A&R Subordinated Facility accrue interest at a rate of 5% per annum from the date of advance, which interest may be capitalized by the Company. The A&R Subordinated Facility is subordinated in certain respects to the Company’s Credit Agreement (as amended by the Fifth Amendment) pursuant to a subordination agreement. Payment of principal and interest under the A&R Subordinated Facility is accelerated upon the occurrence of certain bankruptcy events and change of control or sale transactions. The A&R Subordinated Facility matures on January 31, 2025.

Retailco is owned indirectly by W. Keith Maxwell, III, who serves as the Chief Executive Officer and Chairman of the Board of Directors (the “Board”) of the Company. W. Keith Maxwell, III, through Retailco and other entities, owns a majority of the Company’s voting power.

A copy of the A&R Subordinated Facility is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01. The description above is a summary of the A&R Subordinated Facility and is qualified in its entirety by the complete text of the A&R Subordinated Facility.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1#
Amendment No. 5 to the Credit Agreement, dated as of October 15, 2021, by and among Via Renewables, Inc., the Co-Borrowers, the Issuing Banks party thereto, Coӧperatieve Rabobank U.A., New York Branch, as agent, and the Banks party thereto.

10.2	Amended and Restated Subordinated Promissory Note of Spark HoldCo, LLC and Via Renewables, Inc., dated October 13, 2021.
99.1	Press Release of Via Renewables, Inc. dated October 20, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

# Certain schedules, exhibits and annexes have been omitted in reliance on Item 601 (a)(5) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted schedule, exhibit or annex to the Commission upon request

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2021

Via Renewables, Inc.

By:	/s/ James G. Jones II
Name:	James G. Jones II
Title:	Chief Financial Officer